Exhibit 99.1

October 22, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Increases Quarterly Dividend

TULSA, Okla. – Oct. 22, 2014 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased ONEOK’s quarterly cash dividend by 1.5 cents per share, or 3 percent, to 59 cents per share, effective for the third quarter 2014, resulting in an annualized cash dividend of $2.36 per share. The dividend is payable Nov. 14, 2014, to shareholders of record at the close of business Nov. 3, 2014.

“This latest increase is a result of cash flow generated from ONEOK Partners’ completed capital-growth projects, part of the partnership’s $7.5 billion to $8.2 billion growth program,” said Terry K. Spencer, president and chief executive officer of ONEOK. “We anticipate that incremental cash flow from the completion of additional capital-growth projects at the partnership between now and the fourth quarter 2016 will allow us to increase dividends and deliver long-term value to our shareholders.”

This dividend increase is ONEOK’s third since becoming a pure-play general partner of ONEOK Partners in February 2014 and represents a 48 percent increase during that period.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2014, owns 38.5 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news

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ONEOK Increases Quarterly Dividend

October 22, 2014

release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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